Exhibit 99.2

Callon Petroleum Company Announces Upcoming Investor Event

Natchez, MS (February 14, 2014) - Callon Petroleum Company (NYSE: CPE) today announced that senior management plans to participate in the upcoming investor event:

EnerCom Oil and Services Conference

The Company will present at the 2014 Oil and Services Conference hosted by EnerCom in San Francisco, California on February 18, 2014 at 10:55 am Pacific Standard Time.

Callon Petroleum Company is an independent energy company focused on the acquisition, development, exploration and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the top of the homepage.

Important Additional Information

Callon, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Callon stockholders in connection with the matters to be considered at Callon’s 2014 Annual Meeting. Callon intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Callon stockholders. CALLON STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Callon’s directors and executive officers in Callon stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (ww.callon.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Callon’s 2014 Annual Meeting. Information can also be found in Callon’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 14, 2013. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Callon with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Callon’s website at www.callon.com or by writing to Callon at 200 North Canal Street, Natchez, Mississippi 39120.